TEXAS UTILITIES COMPANY

                                OFFICER'S CERTIFICATE


               Robert S. Shapard, the Treasurer of Texas Utilities Company (the "Company"), pursuant to the authority granted in the Board
          Resolutions of the Company dated          , 1998, and Sections 201,
                                           ---------
          301 and 1501 of the Indenture defined herein, does hereby certify to The Bank of New York (the "Trustee"), as Trustee under the Indenture of the Company (For Unsecured Debt Securities Series D)
          dated as of         1, 1998 (the "Indenture") that:
                      -------

          1.   The  securities of the first  series to be  issued under the
               Indenture shall be designated "     % Series D Senior Notes
                                              -----
               due     " (the "Senior Notes of the First Series").  All
                   ----
               capitalized terms used in this certificate which are not defined herein but are defined in the Indenture shall have the meanings set forth in the Indenture;

          2.   The Senior Notes  of the  First Series shall  be limited  in
               aggregate principal amount to $            at any time
                                              -----------
               Outstanding, except as contemplated in Section 301(b) of the Indenture;

          3. The Senior Notes of the First Series shall mature and the principal shall be due and payable together with all accrued
               and unpaid interest thereon on        ,     ;
                                              -------  ----

          4.   The  Senior Notes of the First Series shall be issued in the
               denominations of $     [if other than denominations of$1,000
                                 ----
               and any integral multiple thereof];

          5.   The Senior Notes of the First Series shall bear interest at
               the rate of      % per annum payable [semi-annually]
                           -----
               [quarterly] on              of each year (each, an "Interest
                              -----------
               Payment Date") commencing on           .  Interest on the
                                            ----------
               Senior Notes  of the First Series will accrue from         ,
                                                                  --------
               1998, but if interest has been paid on such Senior Notes of the First Series, then from the most recent Interest Payment Date to which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), with the same force and effect as if made on such Interest Payment Date;

          6. Each installment of interest on a Senior Note of the First Series shall be payable to the Person in whose name such Senior Note of the First Series is registered at the close of
               business on the   th day of the calendar month next preceding
                               --
               the corresponding Interest Payment Date (the "Regular Record
               Date") for the Senior  Notes of the First Series.   [Subject
               to paragraph 9 hereof,] Any installment of interest on the Senior Notes of the First Series not punctually paid or duly provided for shall forthwith cease to be payable to the Holders of such Senior Notes of the First Series on such Regular Record Date, and may be paid to the Persons in whose name such Senior Notes of the First Series are registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest. Notice of such Defaulted Interest and Special Record Date shall be given to the Holders of such Senior Notes of the First Series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful
               manner   not  inconsistent  with  the  requirements  of  any
               securities exchange on which such Senior Notes of the First Series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture;

          7. The principal and each installment of interest on the Senior Notes of the First Series shall be payable at, and registration and registration of transfers and exchanges in respect of the Senior Notes of the First Series may be effected at, the office or agency of the Company in The City of New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto. Notices and demands to or upon the Company in respect of the Senior Notes of the First Series may be served at the office or agency of the Company in The City of New York. The Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment, registration and registration of transfers and exchanges and service of notices and demands and the Company hereby appoints the Trustee as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates, any such office or agency and such agent. The Trustee will be the Security Registrar and the Paying Agent for the Senior Notes of the First Series;

          8.   [Redemption provisions will be inserted here];

          9. [Extension of interest payment provisions, if any, will be inserted here];

          10. [If the Senior Notes of the First Series are to be held by a securities depositary, the matters contemplated in clause
               (r) of Section 301 of the Indenture will be established here];

          11. No service charge shall be made for the registration of transfer or exchange of the Senior Notes of the First Series; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer;

          12. If the Company shall make any deposit of money and/or Eligible Obligations with respect to any Senior Notes of the First Series, or any portion of the principal amount thereof, as contemplated by Section 701 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said
               Section 701 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

                   (A) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Senior Notes of the First Series, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Senior Notes of the First Series or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or

                   (B) an Opinion of Counsel to the effect that, as a result of a change in law occurring after the date of this certificate, the Holders of such Senior Notes of the First Series, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

          13. The obligations of the Company under the Senior Notes of the First Series and under the Indenture to the extent related to such series will be subject to assignment by the Company to and assumption by a wholly owned Subsidiary of the Company at any time, as provided in the form set forth in Exhibit A hereto with respect to the Senior Notes of the First Series.

               In the event that such Subsidiary assumes the obligations under the Senior Notes of the First Series, the Company will unconditionally guarantee payment of the Senior Notes of the First Series and will execute a guarantee in form and substance satisfactory to the Trustee. Pursuant to the guarantee, the Company will fully and unconditionally guarantee the payment of the obligations of such assuming Subsidiary under the Senior Notes of the First Series and under the Indenture, including, without limitation, payment, as and when due, of the principal of, premium, if any, and interest on, the Senior Notes of the First Series. Other than the obligation to make such payments, the Company will be released and discharged from all of its other obligations under the Indenture. The foregoing assignment and assumption shall be in compliance with applicable law including the Securities Act of 1933.

          14. The Senior Notes of the First Series shall have such other terms and provisions as are provided in the form thereof set forth in Exhibit A hereto, and shall be issued in substantially such form.

          15. The undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance of the Senior Notes of the First Series and the definitions in the Indenture relating thereto and in respect of which this certificate is made;

          16. The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

          17. In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion whether or not such covenants and conditions have been complied with; and

          18. In the opinion of the undersigned, such conditions and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent) to the authentication and delivery of the Senior Notes of the First Series requested in the accompanying Company Order have been complied with.



               IN WITNESS WHEREOF, I have executed this Officer's Certificate
          this      day of      , 1998.
               ----        -----

                                             -----------------------------
                                                       Treasurer

                                                               EXHIBIT A



                                 [depository legend]

               [Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

                            [FORM OF FACE OF SENIOR NOTE]


                               TEXAS UTILITIES COMPANY

                             % SERIES D SENIOR NOTES DUE
                        -----                            ----

               TEXAS UTILITIES COMPANY, a corporation duly organized and existing under the laws of the State of Texas (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to or registered assigns, the principal sum of
                                                      --------------------
          Dollars on          ,     , and to pay interest on said principal
                     ---------  ----
          sum [semi-annually] [quarterly] on           of each year (each an
                                             ---------
          Interest Payment Date) commencing          , at the  rate of     %
                                            ---------                 -----
          per  annum until the principal  hereof is paid  or made available
          for  payment.   Interest on  the Securities  of this  series will
          accrue from        , 1998, to the first Interest Payment Date, and
                       ------
          thereafter will accrue from the last Interest Payment Date to which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the th day of the calendar month next  preceding  such Interest
          ---
          Payment  Date.   [Subject  to the extension of interest payment
          provisions,] Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

                    Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register. Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                    Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                    IN  WITNESS  WHEREOF,  the   Company  has  caused  this
          instrument to be duly executed.

                                        TEXAS UTILITIES COMPANY


                                        By:
                                           ------------------------------

          ATTEST:


          ----------------------------

                       [FORM OF CERTIFICATE OF AUTHENTICATION]

                            CERTIFICATE OF AUTHENTICATION

          Dated:

                    This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                        THE BANK OF NEW YORK, as Trustee


                                        By:
                                           -------------------------------
                                                  Authorized Signatory

                           [FORM OF REVERSE OF SENIOR NOTE]


                    This  Security  is one  of a  duly authorized  issue of
          securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture
          (for Unsecured Debt Securities Series D), dated as of       , 1998
                                                               -------
          (herein,  together  with  any   amendments  thereto,  called  the
          "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and
          Officer's Certificate filed with the Trustee on           , 1998
                                                          ------- --
          creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof,
          limited in aggregate principal amount to $           .
                                                    -----------

                    [Redemption provisions will be inserted here].

                    The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

                    If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                    As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the
          Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or [,subject to the extension of interest payment provisions,] interest hereon on or after the respective due dates expressed herein.

                    No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                    [Extension of interest payment provisions, if any, will be inserted here].

                    The  Securities of  this  series are  issuable only  in
          registered form without coupons in denominations of $     .  As
                                                               -----
          provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

                    No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                    The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                    Unless an  Event of Default,  or an event  which, after
          notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, the obligations of the Company under the Securities of this series and the Indenture to the extent related to such series may be assigned by the Company to, and be assumed in whole, on a full recourse basis, by a wholly owned Subsidiary of the Company at any time; provided, however, that such assumption shall be subject to, and
          --------  -------
          permitted only upon the fulfillment and satisfaction of, the following terms and conditions: (a) an assumption agreement and a supplemental indenture to the Indenture evidencing such assumption shall be in substance and form reasonably satisfactory to the  Trustee and shall, inter alia, include modifications and
                                     ----- ----
          amendments to the Indenture  making the  obligations under  the
          Securities  of this series  and under  the Indenture  to the extent related to such series primary obligations of such Subsidiary, substituting such Subsidiary of the Company for the  Company in  the form  of the Securities of this series and in provisions of the  Indenture to the extent related to such series and releasing and discharging the Company from its obligations under the Securities of this series and the Indenture to the extent related to such series; and (b) the
          Trustee  shall  have  received  (i)   an  executed counterpart
          of  such  assumption   agreement  and  supplemental indenture;
          (ii) evidence  satisfactory  to the  Trustee and  the Company that all necessary authorizations, consents, orders, approvals, waivers, filings and declarations of or with, Federal, state, county, municipal, regional or other governmental authorities, agencies or boards (collectively, "Governmental Actions") relating to such assumption have been duly obtained and are in full force and effect, (iii) evidence satisfactory to the Trustee that any security interest intended to be created by the Indenture is not in any material way adversely affected or impaired by any of the agreements or transactions relating to such assumption and (iv) an Opinion of Counsel for such Subsidiary, reasonably satisfactory in substance, scope and form to the Trustee and the Company, to the effect that (A) the supplemental indenture evidencing such assumption has been duly authorized, executed and delivered by such Subsidiary, (B) the execution and delivery by such Subsidiary of such supplemental indenture and the
          consummation of the  transactions contemplated thereby   do
          not  contravene   any  provision  of   law  or  any governmental
          rule applicable to such Subsidiary or any provision of such Subsidiary's charter documents or by-laws and do not contravene any provision of, or constitute a default under, or result in the creation or imposition of any lien upon any of such Subsidiary's properties or assets under any indenture, mortgage, contract or other agreement to which such Subsidiary is a party or by which such Subsidiary or any of its properties may be bound or affected, (C) all necessary Governmental Actions relating to such assumption have been duly obtained and are in full force and
          effect  and   (D)  such  agreement   and  supplemental  indenture
          constitute the legal, valid and binding obligations of such Subsidiary, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable
          bankruptcy,  insolvency,  reorganization,  moratorium   or  other
          similar laws at the time in effect affecting the rights of creditors generally.

                    At the time of such assumption the Company will unconditionally guarantee payment of the Securities of this series and will execute a guarantee in form and substance satisfactory to the Trustee. Pursuant to the guarantee, the Company will fully and unconditionally guarantee the payment of the obligations of such assuming Subsidiary under the Securities of this series and under the Indenture, including, without limitation, payment, as and when due, of the principal of, premium, if any, and interest on, the Securities of this series. Other than the obligation to make such payments, the Company shall be released and discharged from all other obligations under the Indenture.

                    All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.